Exhibit 99.1

Xenetic Biosciences Enters Into Sublicense Agreement Related to its PolyXen™ Technology with Baxalta Inc., a Wholly-owned Subsidiary of Shire plc

– Xenetic to receive one-time payment of $7.5M and single digit royalty payments based upon net sales –

LEXINGTON, MA – (November 2, 2017) – Xenetic Biosciences, Inc. (NASDAQ: XBIO) (“Xenetic” or the “Company”), a clinical-stage biopharmaceutical company focused on the discovery, research and development of next-generation biologic drugs and novel orphan oncology therapeutics, announced today that it has entered into a Right to Sublicense Agreement with Baxalta Incorporated, Baxalta US Inc., and Baxalta GmbH (collectively, with their affiliates, “Baxalta”), wholly-owned subsidiaries of Shire plc (LSE: SHP, NASDAQ: SHPG). Pursuant to the Sublicense Agreement, Xenetic granted to Baxalta the right to grant a nonexclusive sublicense to certain patents related to the Company’s PolyXen™ technology that were previously exclusively licensed to Baxalta pursuant to an agreement between the Company and Baxalta in connection with products relating to the treatment of blood and bleeding disorders.

As part of the Sublicense Agreement, Baxalta agreed to pay Xenetic a one-time payment of $7.5 million and single digit royalty payments based upon net sales of the products covered under the sublicense throughout the term of the agreement.

“We are pleased to have entered this agreement with Baxalta and believe this transaction represents validation of the value of the comprehensive IP portfolio established surrounding our proprietary PolyXen platform technology,” said Jeffrey Eisenberg, Chief Executive Officer of Xenetic Biosciences. “This is an exciting advancement for the Company given the immediate non-dilutive funding it provides, but more importantly, the longer-term potential of this agreement which we expect to drive significant value for Xenetic over time.”

This press release is not intended to describe this transaction in its entirety and readers are encouraged to review the Form 8-K the Company filed with the Securities and Exchange Commission today.

About Xenetic Biosciences

Xenetic Biosciences, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, research and development of next-generation biologic drugs and novel orphan oncology therapeutics. Xenetic's lead investigational product candidate is oncology therapeutic XBIO-101 (sodium cridanimod) for the treatment of progesterone resistant endometrial cancer. Xenetic's proprietary drug development platforms include PolyXen, which enables next-generation biologic drugs by improving their half-life and other pharmacological properties.

Xenetic is party to an agreement with Baxalta US Inc. and Baxalta AB (wholly owned subsidiaries of Shire plc) covering the development of a novel series of polysialylated blood coagulation factors. This collaboration relies on Xenetic's PolyXen technology to conjugate polysialic acid (“PSA”) to therapeutic blood-clotting factors, with the goal of improving the pharmacokinetic profile and extending the active life of these biologic molecules. Shire is a significant stockholder of the Company, having invested $10 million in the Company during 2014. The agreement is an exclusive research, development and license agreement which grants Shire a worldwide, exclusive, royalty-bearing license to Xenetic's PSA patented and proprietary technology in combination with Shire's proprietary molecules designed for the treatment of blood and bleeding disorders. The first program under this agreement was a next generation Factor VIII, and this program was terminated by Shire following a Phase 1/2 clinical trial. Xenetic and Shire are currently exploring whether to engage in further development of other blood coagulation factors. Additionally, Xenetic has previously received strategic investments from OPKO Health (Nasdaq: OPK), Serum Institute of India Limited and PJSC Pharmsynthez.

For more information, please visit the Company's website at www.xeneticbio.com and connect on Twitter, LinkedIn, Facebook and Google+.

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Forward-Looking Statements

This press release contains forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in this press release other than statements of historical facts may constitute forward-looking statements within the meaning of the federal securities laws. These statements can be identified by words such as "expects," "plans," "projects," "will," "may," "anticipates," "believes," "should," "intends," "estimates," and other words of similar meaning, including statements regarding changes to the proposals included in the Company’s proxy statement and the Company’s plans to amend or supplement its proxy statement. Any forward-looking statements contained herein are based on current expectations, and are subject to a number of risks and uncertainties. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These risks and uncertainties include those described in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and filed with the Securities and Exchange Commission on March 31, 2017, and subsequent reports that it may file with the Securities and Exchange Commission. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new product candidates and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and the Company does not undertake any obligation to update forward-looking statements, except as required by law.

Contact:

Jenene Thomas Communications, LLC.

Jenene Thomas

(908) 938-1475

jenene@jenenethomascommunications.com

Source: Xenetic Biosciences, Inc.

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